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                                                                    Exhibit 23.5


         Consent of Lerner, David, Littenberg, Krumholz & Mentlik, LLP


      We hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 of EMCORE Corporation for the offering of shares of common stock by EMCORE Corporation and certain selling shareholders.


                         /s/  Lerner, David, Littenberg, Krumholz & Mentlik, LLP

                         Lerner, David, Littenberg, Krumholz & Mentlik, LLP



June 11, 1999
Westfield, New Jersey